UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

CLEANTECH INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35002	98-0516425
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C District, Maoshan Industry Park, Tieling Economic Development Zone, Tieling, Liaoning Province, China	112616
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 0410-6129922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 30, 2013, the Board of Directors of CleanTech Innovations, Inc. voted to appoint Terry K. McEwen as a member of the Board of Directors, Chairman of the Audit Committee, and member of the Compensation Committee and Nominating and Corporate Governance Committee effectively immediately.  The Board of Directors has determined that Mr. McEwen is an independent director pursuant to the NASDAQ Stock Market listed company standards and the independence standards set forth in our corporate governance guidelines.

There are no arrangements or understandings between Mr. McEwen and any other persons pursuant to which Mr. McEwen was elected as director, nor are there any transactions between Mr. McEwen and us in which he has a direct or indirect material interest that we are required to report pursuant to the rules and regulations of the Commission.

Mr. McEwen will receive compensation of $50,000 per annum.

Item 8.01 Other Events.

On October 1, 2013, CleanTech Innovations, Inc. issued a press release announcing the appointment of Mr. McEwen to the Board of Directors.

A copy of the press release is furnished as Exhibit 99.99 to this report and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.99	Press Release, “CleanTech Innovations, Inc. Appoints Terry McEwen as an Independent Director and Chairman of its Audit Committee” dated October 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANTECH INNOVATIONS, INC. (Registrant)

Date: October 3, 2013	By: /s/ Bei Lv
Name: Bei Lv
Title: Chief Executive Officer